Page 1 of 13 1095975912\6\AMERICAS Limoneira Company (Including Subsidiaries) Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures and Guidelines with Respect to Certain Transactions in Securities of Limoneira Company and Other Companies in which Limoneira Maintains a Relationship Effective April 27, 2010 (Amended April 25, 2023) ___________________________________ Introduction Federal and state securities laws prohibit the purchase, sale, or other trading of a public company’s securities by persons who possess Material information about that company that is not generally known or available to the public (including Material Non-Public Information (as defined in Section E below)). These laws also prohibit persons who possess such information from disclosing Material Non-Public Information to others who may trade in a company’s securities or securities of certain other publicly traded companies while in possession of this information. This Insider Trading Policy, including Appendix I attached hereto (collectively, this “Policy”) provides guidelines to employees (including full-time, part-time, interns, and temporary employees), officers, members of the Board(s) of Directors (each, a “Director” and, collectively, the “Directors”), consultants and contractors (each a “Covered Person” or “You”) of Limoneira Company and its subsidiaries (collectively, the “Company”) with respect to transactions in securities issued by the Company and securities of certain other publicly traded companies while in possession of confidential information. This Policy also contains restrictions on the communication of information You may learn during employment with, or while performing services on behalf of, the Company. Appendix I to this Policy includes additional trading restrictions and applies to all Special Insiders (as such term is defined in Appendix I). Violations of laws relating to insider trading may be punished by criminal penalties (including prison sentences) and civil penalties. In addition, officers and employees of the Company who violate this Policy shall be subject to disciplinary action by the Company, which may include termination of employment or ineligibility for future participation in their equity incentive plans. The U.S. Securities and Exchange Commission (the “SEC”), stock exchanges (including the NASDAQ Stock Market), and other enforcement authorities use sophisticated electronic surveillance techniques to uncover insider trading. The SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Cases have been successfully prosecuted against trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares.

Page 2 of 13 1095975912\6\AMERICAS Please note that other policy statements in effect at the Company also require You to protect proprietary information and contain restrictions on unauthorized disclosure of information, including, for example, the Codes of Ethics of the Company. ___________________________________ Applicability of This Policy In this Policy, we refer to securities issued by the Company as “Covered Securities,” including without limitation, the Company’s common stock, preferred stock, options to purchase common stock, equity compensation awards that have vested, convertible securities, debt securities, and derivative securities, such as exchange-traded put or call options or swaps relating to the Company’s securities (whether or not such derivative securities are issued by the Company). Additionally, Covered Persons, along with members of their immediate families, and members of their households are sometimes referred to in this Policy as “Insiders.” This Policy applies to: • all trading or other transactions of Covered Securities by Covered Persons, other Insiders, and any entities that You influence or control (the “Controlled Entity”); and • the securities of certain other companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies’ securities, where the Covered Person or Insider directly or indirectly traded, or caused a Controlled Entity to trade, in securities while possessing information obtained while working for the Company. Under this Policy, an Insider may, from time to time, have to forego a proposed transaction in Covered Securities even if he or she planned to make the transaction before learning of the Material Non- Public Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by refraining from trading. Please note that, regardless of the Company at which a Covered Person is employed, this Policy applies to transactions by the Covered Person in all of the Covered Securities issued by the Company. The principles and guidelines described in this Policy also apply to Material Non-Public Information relating to other companies, including the customers and business partners of the Company, when that information is obtained in the course of employment with, or while performing services on behalf of, the Company. ___________________________________

Page 3 of 13 1095975912\6\AMERICAS Statement of Policy A. General Policy It is the policy of the Company to oppose and prohibit (1) the unauthorized disclosure of any Material Non-Public Information acquired in the course of employment with, or while performing services on behalf of the Company; and (2) the misuse of Material Non-Public Information in securities trading. Accordingly, it is the Company’s duty to uphold the following restrictions: a. no Covered Person, or other Insider, may purchase or sell, offer to purchase or sell, or instruct another person or entity to purchase or sell any Covered Security, whether or not issued by the Company, while in possession of Material Non-Public Information about the Company; b. no Covered Person, or other Insider, who knows of any Material Non-Public Information about the Company, or any other company, may communicate that information to any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization; and c. no Covered Person, or other Insider, may purchase or sell, or instruct any other person to purchase or sell, any security of any other company while in possession of Material Non- Public Information that was obtained during his or her involvement with the Company. For compliance purposes, a Covered Person, or other Insider, should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that he or she has reason to believe is Material and Non-Public Information, unless he or she first consults with, and obtains the advance approval of, the Compliance Officer (who is identified at the end of this Policy). B. Specific Policies 1. Trading on Material Non-Public Information. No Covered Person, and no member of the immediate family or household of any Covered Person, shall engage in any transaction in Covered Securities, including any offer to purchase or offer to sell, during any period: • commencing with the date that he or she possesses Material Non-Public Information concerning the Company; and • ending at the close of the first Full Trading Session (defined below) following the date and time of public disclosure of that information, or at such time as such Non-Public information is no longer Material. The only exceptions to this are those specified below in Section F of this Policy: (a) certain transactions with the Company; and (b) trading pursuant to a Rule 10b5-1 Plan (as defined below) that complies with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and approved by the Compliance Officer. As used in this Policy, the term “Full Trading Session” means the period during any day commencing when the NASDAQ Stock Market opens for pre-market trading (currently 4:00 A.M. ET) and ending when it closes for after-market trading (currently 8:00 P.M. ET). 2. Tipping. No Covered Person, and no member of the immediate family or household of any Covered Person, shall disclose (“tip”) Material Non-Public Information to any other person

Page 4 of 13 1095975912\6\AMERICAS (including family members or friends) where such information could be used by such person to trade in Covered Securities or the securities of other companies to which such information relates, nor shall any Covered Person, nor any member of the immediate family or household of any Covered Person, make recommendations or express opinions based on Material Non-Public Information as to trading in Covered Securities or the securities of other companies. Tipping may subject the tipper and the tippee to criminal and civil penalties, even if the tipper does not profit or benefit from the prohibited transaction. C. Blackout Periods and Other Responsibilities 1. Special Blackout Periods. From time to time, other types of Material Non-Public Information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and not be publicly disclosed. While such Material Non-Public Information is pending, the Company may impose special blackout periods during which certain identified Covered Persons (a) are prohibited from trading in Covered Securities and (b) may not disclose the fact that they are subject to the special blackout period to any other person without the express permission of the Compliance Officer (a “Special Blackout Period”). If the Company imposes a Special Blackout Period, it will individually notify those Covered Persons affected. Any Special Blackout Period will not be announced to the Company as a whole and should not be communicated to any other person. The Special Blackout Period commences on the date the Covered Person receives notice of the Special Blackout Period from the Compliance Officer and continues until the individual is notified by the Compliance Officer that the Special Blackout Period has ended. Even if You are not notified of a Special Blackout Period, You should not trade in Covered Securities while You are aware of Material Non-Public Information. 2. Nature of Blackout Periods. The purpose behind having the above-referenced blackout periods is to help Covered Persons avoid any improper transaction or the appearance of any impropriety. However, even outside of these blackout periods, no person possessing Material Non-Public Information concerning the Company may engage in any transactions in Covered Securities, or the securities of other companies, for which the information is relevant until such information has been known publicly for at least one Full Trading Session. Except as otherwise provided in Section F of this Policy, trading outside of blackout periods is not exempted or excepted from regulation by enforcement authorities and must comply with all applicable laws and the other provisions of this Policy. 3. Individual Responsibility. Each Covered Person has the individual responsibility to comply with this Policy and applicable law, regardless of whether a blackout period exists or whether the Company has notified that person to suspend trading. Further, each Covered Person is responsible for making sure that any family member, household member, or controlled entities whose transactions are subject to this Policy also comply with this Policy. Any action on the part of the Company, the Compliance Officer, or any other employee or Director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. The guidelines set forth in this Policy are not intended to identify all possible situations relating to potential disclosure and misuse of Material Non-Public Information, and appropriate judgment should be exercised in connection with any trade in Covered Securities. Remember, any enforcement authorities scrutinizing your transactions will be doing so after the fact and with the benefit of hindsight. As a practical matter, before engaging in any transaction, You should carefully consider how enforcement authorities might view the transaction. If You have any questions about the application of this Policy in general or regarding specific trading activity, You should contact the Compliance Officer.

Page 5 of 13 1095975912\6\AMERICAS 4. Post-Termination Transactions. If a Covered Person possesses Material Non-Public Information when he or she terminates employment or services (or thereafter), he or she may not trade in Covered Securities until that information has become public or is no longer Material. D. Other Prohibited Transactions 1. Short-Term or Speculative Transactions. The Company considers it improper and inappropriate for any Covered Person to engage in short-term or speculative transactions in Covered Securities. Such activities may put the personal gain of the Covered Person in conflict with the best interests of the Company and its securityholders or may create an appearance of such conflict of interest or the appearance of misuse of Material Non-Public Information, any of which could negatively affect investors’ perceptions of the Company. Accordingly, a Covered Person shall not engage in any of the following transactions in Covered Securities: a. Short Sales - Short selling is the act of borrowing securities to sell with the expectation of the price dropping and the intent of buying the securities back at a lower price to replace the borrowed securities. Short sales evidence an expectation on the part of the seller that the securities sold will decline in value and may create the appearance that a Covered Person is trading while possessing Material Non- Public Information. In addition, short sales create an inherent conflict of interest with investors in Covered Securities and reduce a Covered Person’s incentive to improve the applicable public company’s performance. For these reasons, short sales of Covered Securities by a Covered Person are prohibited by this Policy. In addition, Section 16(c) of the Exchange Act, prohibits Directors and certain officers (including executive officers), among others, from engaging in short sales. b. Hedging Transactions - Hedging transactions allow a holder to continue to own securities but without the full risks and rewards of that ownership. As a result, hedging transactions involve potential conflicts of interest with investors in Covered Securities and may reduce (or appear to reduce) a Covered Person’s incentive to improve the applicable public company’s performance. Hedging transactions may also create the appearance that a Covered Person is trading while possessing Material Non-Public Information. Accordingly, Covered Persons are prohibited from engaging in any hedging transactions with respect to Covered Securities. c. Short-Term Trading - Short-term trading of Covered Securities may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, Covered Persons may not sell any Covered Securities that he or she chooses to purchase for a period of at least six (6) months following such purchase; provided, however, that this prohibition generally does not apply to shares acquired as a result of stock option exercises or other employee benefit plan acquisitions. d. Publicly Traded Options - A transaction in publicly traded options is, in effect, a wager on the short-term movement of a company’s stock. This type of transaction in a Covered Security may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, transactions by Covered Persons in put options or call options (or any derivative security that has similar characteristics to those options) on an exchange or in any other organized market are prohibited by this Policy. Unless advance approval is obtained from the Compliance Officer, these restrictions regarding short-term or speculative transactions shall also apply to each Covered Person’s immediate family members (including his or her spouse), other persons living in such Covered Person’s household, and

Page 6 of 13 1095975912\6\AMERICAS entities over which such Covered Person exercises control. While employees who are not Covered Persons are not prohibited from engaging in the above transactions (if the transaction would be made in compliance with applicable law and the other provisions of this Policy), the Company strongly discourages all Covered Persons from engaging in such transactions, because of the possible appearance of impropriety that may result. 2. Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Accordingly, Covered Persons are required to obtain prior written approval from the Compliance Officer before holding Covered Securities in a margin account or pledging Covered Securities as collateral for a loan. E. Definition of “Material Non-Public Information” It is not possible to define all categories of Material information. The materiality of a fact depends upon the circumstances. Generally speaking, a fact regarding the Company or its Covered Securities (or any other company and its securities) will be considered “Material” if (1) there is a substantial likelihood that a reasonable investor would consider the fact important in making a decision to buy, sell or hold Covered Securities (or such other securities), (2) the fact is likely to have a significant effect on the market price of Covered Securities (or such other securities), or (3) the disclosure of the fact is required to make other Material facts regarding Covered Securities (or such other securities) not misleading. Either positive or negative information may be Material. Examples of information that ordinarily would be regarded as Material may include, but are not limited to: • financial results; • projections of future earnings or losses; • news of a pending or proposed merger, acquisition, joint venture, strategic partnership, or other business combination; • news of a pending or proposed disposition of a subsidiary or business; • news of a pending or proposed acquisition or disposition of a significant asset; • new equity or debt offerings, or proposed repurchases of significant amounts of shares or securities; • the status of significant contracts; • significant pricing changes; • significant disruption in the Company’s operations or loss, potential loss, breach, or unauthorized access of its property or assets, including its facilities and information technology infrastructure; • potential exposure due to actual or threatened litigation or major governmental investigations; • major changes in senior management or members of the Board(s) of Directors, • communications with regulators or regulatory actions; and • other events that the Company is required to disclose in a Form 8-K, to be filed with the SEC. “Non-Public” information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public,” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information.

Page 7 of 13 1095975912\6\AMERICAS Accordingly, this Policy provides that Covered Persons may not trade immediately after disclosure of Material Non-Public Information; there is a waiting period to allow the public to receive and absorb the information. Unless You are notified otherwise by the Compliance Officer listed at the end of this Policy, that waiting period ends at the close of the first Full Trading Session following the date and time of public disclosure of that information. When in doubt about whether information is Material, You should presume it is Material and consult the Compliance Officer before making any decision to disclose such information (other than to persons who need to know it) or trade in or recommend the securities to which such information relates. F. Certain Exceptions 1. Certain Transactions with the Company. For purposes of this Policy, (a) the exercise of stock options under any of the Company’s employee stock option plans, (b) the purchase of shares under the employee stock purchase plan, and (c) the vesting of equity compensation awards (such as restricted stock units or performance shares), or the exercise of a tax withholding right pursuant to which You elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any equity compensation award are generally exempt from this Policy, since the other party to the transaction is the issuer itself. However, electing to enroll in the employee stock purchase plan, making any changes in your elections under the employee stock purchase plan and subsequent sales or transactions in the securities markets of the shares received upon exercise of the options or purchased under such plans is subject to this Policy. Additionally, this Policy does apply to any market sale of restricted stock or common stock received upon the vesting of equity compensation awards. Delivery of shares to the Company, where permitted under applicable stock option plans or similar arrangements, is generally not subject to this Policy. Bona fide gifts of securities are not transactions subject to this Policy. Further, transactions in mutual funds that are invested in Covered Securities are not transactions subject to this Policy. 2. Rule 10b5-1 Pre-Arranged Trading Plan. Notwithstanding the general prohibition on conducting trades in Covered Securities while in possession of Material Non-Public Information, a Special Insider (as defined in Appendix I) may be permitted to take advantage of certain exceptions provided by Rule 10b5-1. ___________________________________ Interpretation and Amendments The Compliance Officer is authorized to interpret this Policy on behalf of the Company and to apply its terms to specific situations in which questions arise. In addition, the Company’s Board(s) of Directors is authorized to amend this Policy from time to time. ___________________________________

Page 8 of 13 1095975912\6\AMERICAS Compliance Officer The Company has appointed Amy Fukutomi as the Compliance Officer for this Policy (the “Compliance Officer”). The duties of the Compliance Officer include, but are not limited to, the following: • assisting with implementation and enforcement of this Policy; • circulating this Policy to all employees and ensuring that this Policy is amended, as necessary, to remain up to date with applicable laws and best practices; • pre-clearing all trading in securities of the Company by Covered Persons in accordance with the procedures set forth in this Policy; • providing approval of any Rule 10b5-1 plans; and • providing a reporting system with an effective whistleblower protection mechanism. ___________________________________ Inquiries Please direct your questions as to any of the matters discussed in this Policy to any of the following persons: • Amy Fukutomi, Vice President of Compliance & Corporate Secretary (Compliance Officer), +1 (805) 525-5541 ext. 1042, afukutomi@limoneira.com; or • Alison LaBruyere, Outside Counsel to the Company, +1 (678) 272-3200, alison.labruyere@squirepb.com. [Remainder of This Page Intentionally Left Bank; Appendix I Follows]

Page 9 of 13 1095975912\6\AMERICAS Appendix I: Additional Restrictions Applicable to Special Insiders The Company has established additional procedures and policies to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading, and to avoid the appearance of any impropriety. The additional procedures and policies in this Appendix I are applicable to “Special Insiders,” who include: • the Section 16 officers (as defined by the Securities Act of 1933, as amended (the “Act”)) of the Company; • Board members; • members of the Company management team; • members of the finance, accounting, information technology, human resources, and senior administrative departments; and • other employees of the Company designated by the Compliance Officer as being subject to these procedures and policies. This Appendix I also applies to a Special Insider’s Family Members and Controlled Entities. A. Rule 10b5-1 Plans Notwithstanding the general prohibition on conducting trades in Covered Securities while in possession of Material Non-Public Information, a Special Insider may be permitted to take advantage of certain exceptions provided by Rule 10b5-1 to establish a structured plan permitting trades while in possession of Material Non-Public Information (a properly structured plan, a “Rule 10b5-1 Plan” or the “Plan”). Rule 10b5-1 may provide an affirmative defense to insider trading liability for transactions under a pre-arranged Rule 10b5-1 Plan to meet certain standards. The Rule 10b5-1 Plan must be entered into at a time that is outside of a blackout period and at a time when the Special Insider has no Material Non- Public Information. Once a Rule 10b5-1 Plan is established, a Covered Person may not exercise any influence over the amount of securities to be traded, the price at which they are to be traded, or the date of the trade. The Plan must either specify the amount, pricing, and timing of transactions in advance or delegate discretion on these matters to an independent third party who will conduct trading in strict compliance with the Plan’s terms. Any Rule 10b5-1 Plan proposed to be entered into after the date of this Policy, or any amendment or termination of an existing Rule 10b5-1 Plan after the effective date of this Policy, must be submitted to the Compliance Officer for review and must be approved by the Compliance Officer prior to the Rule 10b5-1 Plan’s execution, amendment, or termination. Generally, a properly designed Rule 10b5-1 Plan must: 1. be established when the Covered Person is unaware of Material Non-Public Information concerning the Company; 2. be entered into in good faith and not as part of a scheme to evade insider trading prohibitions, 3. include a representation by the Covered Person certifying items 1 and 2; 4. specify the number (or dollar value) of Covered Securities to be purchased or sold during the term of the Rule 10b5-1 Plan, the price (which may be a fixed price, market price or minimum/maximum price) at which the shares are to be traded, a schedule for the trade(s), or provides a written formula or algorithm for determining the timing, amount and price of the

Page 10 of 13 1095975912\6\AMERICAS trade(s). Alternatively, the Rule 10b5-1 Plan can give a third party (such as a designated broker), the exclusive right to determine the timing, amount and price of the trade; 5. not permit the Covered Person to exercise any subsequent influence over how, when, or whether to effect transactions in Covered Securities; provided, however, that if a third party (such as a broker) is designated under the terms of the Rule 10b5-1 Plan to determine the timing, amount and price of trades, the third party must not be aware of any Material Non- Public Information about the Company or Covered Securities when it makes its trading decisions on behalf of the Covered Person; 6. confirm that the Covered Person has not (i) entered into multiple, overlapping Rule 10b5-1 Plans, or (ii) entered into a Rule 10b5-1 Plan to affect a single trade more than once during a consecutive twelve (12) month period; and 7. provide that, following adoption and approval of the Rule 10b5-1 Plan, no transactions shall occur until: (a) for the Company’s officers and Board members, the later of (i) ninety (90) days after the adoption or modification of the Rule 10b5-1 Plan or (ii) two (2) business days following the filing of the Company’s Form 10-Q or Form 10-K for the fiscal quarter in which the Rule 10b5-1 Plan was adopted or modified, or (b) for Covered Persons other than Company officers and Board members, thirty (30) days after the adoption or modification of the Rule 10b5-1 Plan. Transactions in Covered Securities pursuant to the terms of a Rule 10b5-1 Plan shall be exempt from the pre-clearance and blackout provisions of this Policy, if such pre-arranged Rule 10b5-1 Plan (including any amendment(s) thereto) has received the requisite prior written approval of the Compliance Officer. Each pre-arranged Rule 10b5-1 Plan (including any amendment(s) thereto) entered into by any Covered Person who is or may be subject to pre-clearance or blackout provisions must receive the prior written approval of the Compliance Officer at least one (1) month in advance of any transactions thereunder. To have a Rule 10b5-1 Plan (including any amendment(s) thereto) be considered by the Compliance Officer for approval, the Special Insider seeking to enter into a Rule 10b5-1 Plan should submit the Plan’s description and documentation to the Compliance Officer before entering into the Plan. In considering whether to approve Rule 10b5-1 Plans, the Compliance Officer shall consider, among other things, whether the Plan meets the requirements of Rule 10b5-1, whether there exists Material Non- Public Information with respect to the Company, and whether arrangements are in place for complying with SEC reporting requirements. The Compliance Officer may refuse to approve any proposed pre- arranged Rule 10b5-1 Plan, including if he or she determines that any such Plan does not satisfy all applicable legal requirements. Please note that the Compliance Officer represents the Company and will be reviewing such Rule 10b5-1 Plans in that capacity, and not for the purpose of providing legal advice to those who enter into such Plans. Accordingly, the review by the Compliance Officer is not a substitute for seeking advice from your own attorney prior to entering into such a Plan. B. Pre-Clearance; Blackout Periods and Other Responsibilities 1. Pre-Clearance Requirement. Special Insiders must always refrain from conducting transactions in Covered Securities without first complying with the “pre-clearance” process. Specifically, for each transaction in Covered Securities that a Special Insider wishes to make, the Special Insider must, prior to engaging in the proposed transaction: • provide the Compliance Officer with information, in advance, regarding the proposed transaction; and • receive pre-clearance to engage in the proposed transaction from the Compliance Officer.

Page 11 of 13 1095975912\6\AMERICAS Any such pre-clearance received from the Compliance Officer is valid only for the three Full Trading Sessions thereafter or such lesser time as may be prescribed at the time pre-clearance is given. To avoid the appearance of any impropriety, Special Insiders should seek pre-clearance for any transactions by such Special Insider’s immediate family members (including his or her spouse), other persons living in such Special Insider’s household, and entities over which such Special Insider exercises control. The Company may also find it necessary, from time to time, to require compliance with the pre- clearance process from certain employees, consultants and contractors other than the designated Special Insiders. You must follow the above pre-clearance process if, for any specific period, You are directed to do so by the Compliance Officer. 2. Quarterly Blackout Periods. The period directly before public disclosure and dissemination of the financial results for a fiscal quarter is a particularly sensitive period for transactions by Covered Persons in Covered Securities from the perspective of compliance with applicable insider trading laws. Accordingly, a specified group of Covered Persons are subject to “Quarterly Blackout Periods” and must refrain from conducting transactions in Covered Securities during the period: • commencing ten (10) calendar days prior to the end of each fiscal quarter of the Company; and • ending at the close of the first Full Trading Session following the date and time of public disclosure of the Company’s financial results for the particular fiscal quarter. The specified group of Covered Persons consists of: (a) all members of the Board(s) of Directors of the Company, (b) all employees having a title or currently assuming the responsibilities of Vice President or greater of the Company, (c) all members of the management team, (d) all persons (regardless of position or title) who are employed in the finance, accounting, information technology, human resources, and senior administrative departments, and (e) other designated persons at the discretion of executive management, regardless of whether they are Special Insiders. The Compliance Officer may add additional categories of employees to the specified group of Covered Persons at any time. The Compliance Officer may initiate a Quarterly Blackout Period more than ten (10) calendar days prior to the end of each fiscal quarter of the Company by announcing the start date by electronic mail or other written notification to the specified group of Covered Persons. 3. Special Blackout Periods. The Compliance Officer may, at any time, require that specific Covered Persons suspend trading because of developments not yet disclosed to the public. A Covered Person may be subject to such a “Special Blackout Period” regardless of whether he or she does, in fact, have knowledge of the specific developments at the time the Special Blackout Period is imposed. The Compliance Officer may announce the beginning of any such Special Blackout Period by electronic mail or other written notification to the specific Covered Persons subject to the Special Blackout Period. In such event, Covered Persons so notified may not engage in any transaction in Covered Securities during such period and may not disclose to others the fact that a Special Blackout Period has been imposed. In addition, the Company’s Directors and executive officers, to the extent and during the periods required by Section 306 of the Sarbanes-Oxley Act of 2002, as amended, and its implementing regulations pertaining to blackout periods applicable to 401(k) and other individual account retirement plans of the Company, may not purchase, sell, or trade any Covered Securities or otherwise enter into a Rule 10b5-1 Plan to do so.

Page 12 of 13 1095975912\6\AMERICAS C. Additional Procedures Applicable to the Company’s Directors and Section 16 Officers Members of the Board(s) of Directors and certain officers (including executive officers) of the Company must also comply with Section 16 of the Exchange Act (“Section 16”). The Company’s Section 16 officers and Board members may not engage in any transaction in Covered Securities, even outside of a Quarterly or Special Blackout Period, without first obtaining pre-clearance of the transaction from the Compliance Officer. A request for pre-clearance should be submitted to the Compliance Officer at least two (2) business days in advance of the proposed transaction. The Compliance Officer shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, pre-clearance of a transaction will remain valid until the close of trading two (2) business days following the day on which it was granted. If the transaction does not occur during this period, pre- clearance of the transaction must be requested again. The Compliance Officer is under no obligation to approve a transaction submitted for pre- clearance and may determine not to permit the transaction. If a person seeking pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Covered Securities and should not inform any other person of the restriction. All pre- cleared trades must be conducted through a broker, unless otherwise approved by the Compliance Officer, and a broker confirmation of the trade must be provided to the Compliance Officer as soon as it becomes available. Members of the Board(s) of Directors and Section 16 officers must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16. The practical effect of certain of these provisions is that such Directors and Section 16 officers who purchase and sell Covered Securities in certain transactions within a six (6) month period are required to disgorge all profits to the applicable public company whether they had knowledge of any Material Non-Public Information. Under these provisions, and so long as certain other criteria are met, the receipt of an option under an option plan, the exercise of that option, nor the receipt of stock under an employee stock purchase plan will generally be deemed to be a purchase under Section 16; however, the sale of any such shares will be deemed to be a sale under Section 16. Moreover, no such Director or Section 16 officer may ever make a short sale of Covered Securities. In addition, sales of Covered Securities by such Directors and Section 16 officers, among others, are required to be made in accordance with Rule 144 under the Act. [Remainder of This Page Intentionally Left Bank; Acknowledgment and Certification Page Follows]

Page 13 of 13 [Acknowledgment and Certification Page to the Insider Trading Policy] 1095975912\6\AMERICAS ACKNOWLEDGMENT AND CERTIFICATION The undersigned does hereby acknowledge receipt of the Limoneira Company (including its subsidiaries) Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures and Guidelines with Respect to Certain Transactions in Securities of Limoneira Company and Other Companies in which Limoneira Maintains a Relationship, including Appendix I, amended April 25, 2023 (collectively, the “Policy”). The undersigned has read and understands (or has had explained) such Policy and agrees to be governed by such Policy at all times in connection with the purchase and sale of securities and the confidentiality of non-public information or as otherwise provided therein. __________________________________ (Signature) __________________________________ (Please Print Name) Date: ________________________